Exhibit (h)(4)(xvi)

Amendment No. 15 to Transfer Agency Interactive Client Services Agreement

This Amendment No. 15, dated as of November 7, 2014 (the “Effective Date”), to the Transfer Agency Interactive Client Services Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Fund”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund and ALPS entered into a Transfer Agency Interactive Client Services Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Fund and ALPS wish to amend the provisions of the Agreement to reflect the addition of two new Portfolios and three classes of each new Portfolio under Appendix A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current APPENDIX A – LIST OF PORTFOLIOS of the Agreement in its entirety and replace it with a new APPENDIX A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name:	Nicole DonVito	Name:	Jeremy O. May
Title:	Chief Legal Officer & Vice President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED
AQR Momentum Fund	Class L Class N Class R6

AQR Small Cap Momentum Fund	Class L Class N Class R6

AQR International Momentum Fund	Class L Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR Tax-Managed Momentum Fund	Class L Class N Class R6

AQR Tax-Managed Small Cap Momentum Fund	Class L Class N Class R6

AQR Tax-Managed International Momentum Fund	Class L Class N Class R6

AQR U.S. Defensive Equity Fund	Class N Class I Class R6

AQR International Defensive Equity Fund	Class N Class I Class R6

AQR Emerging Defensive Equity Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Core Equity Fund	Class N Class L Class R6

AQR Small Cap Core Equity Fund	Class N Class L Class R6

AQR International Core Equity Fund	Class N Class L Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Core Equity Fund	Class L Class N Class R6

AQR Emerging Momentum Fund	Class L Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class L Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class L Class N Class R6

AQR TM International Multi-Style Fund	Class L Class N Class R6

AQR TM Emerging Multi-Style Fund	Class L Class N Class R6